Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption “Experts” in the proxy statement/prospectus, which is referred to and made part of this Registration Statement (Form S-3) of XPO Logistics, Inc. of our report dated January 27, 2014, with respect to the audited consolidated financial statements of 3PD Holding, Inc. and subsidiaries as of December 31, 2012 and 2011 and for each of the three fiscal years in the period ended December 31, 2012.

/s/ Cherry Bekaert LLP

Atlanta, Georgia

January 27, 2014